UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

Analog Devices, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Technology Way, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On May 19, 2008, Neil Novich was elected to the Board of Directors of the Company, as a Class I Director. It is expected that Mr. Novich will join the Nominating and Corporate Governance Committee of the Board of Directors. In connection with his service on the Company’s Board of Directors, Mr. Novich will be entitled to receive an annual cash retainer of $60,000, paid quarterly. Mr. Novich will also be granted an initial stock option to purchase 15,000 shares of common stock of the Company, and will be eligible to receive annual stock option grants, as more fully described in the Company’s Current Report on Form 8-K (File No. 1-7819), dated September 20, 2006.

A press release related to foregoing is filed as Exhibit 99.1 to this Current Report, and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

99.1	Press release dated May 21, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 21, 2008	ANALOG DEVICES, INC.

		By:	/s/ Margaret K. Seif
Margaret K. Seif
Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 21, 2008